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                             Exhibit 1 to Form 8-K

FOR:     MISONIX, INC.
         1938 New Highway
         Farmingdale, NY 11735

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                         MISONIX ANNOUNCES EXERCISE OF

                            729,128 PUBLIC WARRANTS


         FARMINGDALE, NEW YORK, FEBRUARY 11, 1997..... Misonix Inc. (NASDAQ:
MSON) today announced the exercise of 729,128 of the publicly issued Redeemable Warrants as of the close of business on February 3, 1997, the issuance of a like number of common shares as a result, and the expiration of the balance of these warrants. As a result, the Company received gross proceeds of $5,687,198, which has been added to its working capital, giving it approximately $9,326,864 in cash and marketable securities as of this date.

         Misonix, Inc. develops, manufactures and markets medical, scientific and industrial ultrasonic and air pollution control systems.

                  Contact:       Peter Gerstheimer
                                 Vice President and Chief Financial Officer
                                 Misonix, Inc.
                                 (516) 694-9555


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